UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2019

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5899 Preston Road #505, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 479-259-2977

1010 NW J Street, Suite I, Bentonville, AR 72712
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	ZEST	OTCQX

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2019 (the “Effective Date”), Ecoark Holdings, Inc. ( the “Company”) and two accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company expects to sell and issue to the Investors an aggregate of 2,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company will issue to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by the Investor. Each Warrant will have an exercise price equal to $0.51, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and be exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock on the 11 month anniversary of the closing date of the offering is less than $0.51, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series B Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series B Convertible Preferred Stock based on the $0.51 conversion price.

The Company also agreed to amend the current exercise price of the warrants that the investors received in connection with the Securities Purchase Agreements dated March 14, 2017 (the “March Warrants”) and May 22, 2017 (the “May Warrants” and, together with the March Warrants, the “Existing Securities”). The Existing Securities have a current exercise price of $0.59, which was amended from $2.50 on July 12, 2019. The current exercise price for the Existing Securities shall be amended to reduce the exercise price to $0.51, subject to adjustment pursuant to the provisions of the Existing Securities.

Each share of the Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

The Company expects to receive gross proceeds from the Private Placement of $2.0 million, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

As required by the Securities Purchase Agreement, each director and officer of the Company has previously entered into a lock-up agreement with the Company whereby each director and officer has agreed that during the period commencing from the Effective Date until 120 days after the Effective Date, such director or officer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction to dispose of, or establish or increase a put position or liquidate or decrease a call position, with respect to any share of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock.

Closing of the transactions contemplated by the Securities Purchase Agreement is expected to occur on August 22, 2019, subject to the satisfaction or waiver of various closing conditions. The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement and the form of the Warrant, which is attached hereto as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Registration Rights

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement dated August 21, 2019 (the “Registration Rights Agreement”) providing for the registration for resale of the Common Stock underlying the Series B Preferred Stock and Warrants (the “Registration Statement”) to be filed with the SEC on or prior to 30 days after the Effective Date. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 90 days after the Effective Date, and to keep the Registration Statement continuously effective for a period that extends from the first date on which the SEC issues an order of effectiveness in relation to the Registration Statement until such date that all registrable securities covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the Company does not meet its obligations with respect to the effectiveness of the Registration Statement, the Company must pay, on a monthly basis, to each Investor party to the Registration Rights Agreement an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate amount invested by each of them in the Private Placement. The Registration Rights Agreement prohibits the Company from filing any other registration statements until all the securities registrable under the Registration Rights Agreement are registered pursuant to a Registration Statement that is declared effective by the Commission.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series B Preferred Stock and Warrants in the Private Placement have been determined to be exempt from registration under the Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the Private Placement, on August 21, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada (the “Nevada SOS”), to classify and designate 5,000 authorized but unissued shares of the Company’s preferred stock as shares of Series B Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock are set forth in the Certificate of Designation and are described under Item 1.01 of this Current Report on Form 8-K. The Certificate of Designation shall become effective on August 22, 2019 upon acceptance for filing by the Nevada SOS.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designation as filed with the Delaware SOS, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 and in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On August 22, 2019, the Company issued a press release announcing the completion of the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Registration Rights Agreement between the Company and each other party a signatory thereto
10.1	Securities Purchase Agreement dated as of August 21, 2019 between the Company and each purchaser a signatory thereto
99.1	Press Release issued on August 22, 2019 by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: August 22, 2019	By:	/s/ Randy May
Name: Randy May
Title: Chief Executive Officer

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